UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On October 10, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square Releases Fourth in a Series of Questions for ADP

Reminds Shareholders about Live Webcast for ALL ADP Shareholders Tonight

New York, NY – October 10, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) today released its fourth public question to ADP (NASDAQ: ADP).

Since our first presentation on August 17, 2017, ADP has yet to respond to the issues we have identified or the questions we have raised. Today, Pershing Square released the following question:

Question:

Competitors like Workday, Ultimate Software and Ceridian’s Dayforce have taken substantial market share at the expense of ADP, despite ADP spending significantly more on R&D. Why doesn’t ADP have a best-in-class product for the Enterprise market?

We have previously released three questions which the company has not answered. Those questions are:

Question 1 – September 20, 2017:

What are ADP’s margins in Employer Services by sub-segment (Small-Business (“SMB”), Mid-market, Enterprise, and International), excluding float and allocating corporate expenses?

•	Is ADP earning comparable margins to Paychex (~41%) in its SMB business? If so, that would imply 12% margins for the rest of Employer Services.

Question 2 – September 28, 2017:

When ADP owned Dealer Services, it aimed to produce just ~50bps of annual margin improvement. When Dealer Services was spun-off as CDK Global (NASDAQ: CDK) (“CDK”), it promptly identified an opportunity to double margins without negative consequence to CDK’s customers, shareholders or other stakeholders. Why was ADP not able to realize this opportunity when it owned CDK?

•	CDK achieved this improvement by engaging constructively with shareholders, hiring an outside consultant to evaluate its potential, and announcing a transformation plan – why won’t ADP do the same?

Question 3 – October 5, 2017:

Why is ADP’s labor productivity ~28% below its competitors’, particularly in light of its enormous scale advantage?

We ask that ADP respond to all four of these questions so shareholders can better understand ADP’s potential.

Pershing Square also today reminded investors that it will hold a live webcast tonight at 7:00 PM EDT at www.ADPascending.com to discuss the opportunity for improvement at ADP.

The webcast is being held in the evening to give all shareholders – particularly retail shareholders and other individual investors – a chance to learn about the opportunity to improve efficiency, innovation and customer service at ADP in order to drive strong and stable growth, greater profits and long-term shareholder value.

During the webcast, Pershing Square CEO Bill Ackman will take questions from all shareholders.

Review all of Pershing Square’s weekly questions to shareholders here: https://adpascending.com/questions/

For additional information, visit our website: www.ADPascending.com. Follow ADPascending on Facebook, Twitter and YouTube.

To vote for Pershing Square’s Nominees for ADP’s Transformation, please vote the GOLD Proxy Card or GOLD Voting Instruction Form.

You can vote by Internet, telephone or by signing and dating the GOLD Proxy Card or Voting Instruction Form and mailing it in the postage paid envelope provided. We urge you NOT to vote using any white proxy card or voting instruction form you receive from ADP. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (866) 342-1635.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

This press release relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting of stockholders of ADP.

The information contained in this press release (the “Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. (“Pershing Square”). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This press release and the Information is not a recommendation or solicitation to buy or sell any securities.

The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in board composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein.